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                                                                    Exhibit 21.1

                                  Subsidiaries

                                                                 State of
Company Name                                                     Incorporation
------------                                                     -------------
Estrella Communications, Inc.                                    Delaware
Estrella License Corporation                                     Delaware
New Jersey Television Broadcasting Corporation                   New York
SACC Acquisition Corporation                                     Delaware
SAT Corporation                                                  Delaware
Spanish American Communications Corp.                            Delaware
Telemundo Group, Inc.                                            Delaware
Telemundo Hispanic Scholarship Fund                              Delaware
Telemundo Holdings, Inc.                                         Delaware
Telemundo Network, Inc.                                          Delaware
Telemundo News Network, Inc.                                     Delaware
Telemundo of Chicago, Inc.                                       Delaware
Telemundo of Colorado Springs, Inc.                              Delaware
Telemundo of Dallas Holdings, LLC                                Delaware
Telemundo of Dallas License Corp.                                Delaware
Telemundo of Dallas, L.P.                                        Delaware
Telemundo of Dallas Partners, LLC                                Delaware
Telemundo of Florida, Inc.                                       Delaware
Telemundo of Florida License Corporation                         Delaware
Telemundo of Galveston-Houston, Inc.                             Delaware
Telemundo of Galveston-Houston License Corporation               Delaware
Telemundo of Galveston-Houston, L.P.                             Delaware
Telemundo of Galveston-Houston Partners, LLC                     Delaware
Telemundo of Key West, Inc.                                      Delaware
Telemundo of Key West License Corp.                              Delaware
Telemundo of Los Angeles, Inc.                                   Delaware
Telemundo of Los Angeles License Corp.                           Delaware
Telemundo of Mexico, Inc.                                        Delaware
Telemundo of Northern California, Inc.                           California
Telemundo of Northern California License Corporation             Delaware
Telemundo of Puerto Rico, Inc.                                   Puerto Rico
Telemundo of Puerto Rico License Corporation                     Delaware
Telemundo of San Antonio, Inc.                                   Texas
Telemundo of San Antonio License Corporation                     Delaware
Telemundo of San Antonio, L.P.                                   Delaware
Telemundo of San Antonio Partners, LLC                           Delaware
Telemundo of Steamboat Springs Colorado, Inc.                    Delaware
Telemundo of Steamboat Springs Colorado License Corporation      Delaware
Telenoticias del Mundo, Inc.                                     Delaware
Telenoticias del Mundo, L.P.                                     Delaware
Tu Mundo Music, Inc.                                             Delaware
Video 44                                                         Illinois
Video 44 Acquisition Corporation, Inc.                           Illinois
WNJU-TV Broadcasting Corporation                                 New Jersey
WNJU License Corporation                                         Delaware